Exhibit 4.1


                                                   13% SENIOR SUBORDINATED NOTES
                                                                  2000 INDENTURE



                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of November 4, 2005, among Pliant Corporation, a corporation incorporated under the laws of the State of Utah (the "COMPANY"), as issuer, the Note Guarantors listed on the signature pages hereto (the "GUARANTORS"), as guarantors, and The Bank of New York, a banking corporation organized under the laws of the State of New York (the "TRUSTEE"), as trustee.


                              W I T N E S S E T H:

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture, dated as of May 31, 2000 the ("ORIGINAL INDENTURE"), relating to the Company's outstanding 13% Senior Subordinated Notes due 2010 (the "NOTES");

          WHEREAS, the Company has solicited consents from Holders of the Notes to an amendment (the "AMENDMENT") to the Original Indenture which is set forth in this Supplemental Indenture;

          WHEREAS, the Company has received the written consent to the Amendment from Holders of a majority in aggregate principal amount of the outstanding Notes; and

          WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of Holders of the Notes as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS.

          The Original Indenture together with this Supplemental Indenture are hereinafter sometimes collectively referred to as the "INDENTURE." For the avoidance of doubt, references to any "Section" of the "Indenture" refer to such Section of the Original Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Notes.

                                   ARTICLE II

                                    AMENDMENT

     SECTION 2.01. AMENDMENT TO LIMITATION ON INDEBTEDNESS.

          Clause (xii) of Section 4.03(b) of the Original Indenture is hereby deleted in its entirety and replaced with the following:


                    "(xii)  Indebtedness  of  the  Company  and  its  Restricted
               Subsidiaries (in addition to Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this
               Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, shall not exceed $45.0 million."

                                  ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.01. EFFECTIVENESS AND OPERATION OF SUPPLEMENTAL INDENTURE.

          (a) This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee. From and after such date, the Amendment set forth herein shall be deemed to have modified the applicable sections, or portions thereof, or clauses of the Original Indenture.

          (b) The Original Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Notes in the same manner as if the provisions of the Original Indenture and this Supplemental Indenture were contained in the same instrument.

          (c) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture.

          (d) In the event that there is a conflict or inconsistency between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

     SECTION 3.02. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the TIA, the required provision shall control. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture.

     SECTION 3.03. GOVERNING LAW.

          THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 3.04. COUNTERPARTS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 3.05. SUCCESSORS.

          All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 3.06. SEVERABILITY.

          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 3.07. EFFECT OF HEADINGS.

          The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 3.08. TRUSTEE.

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

                                    * * * * *

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
Supplemental Indenture to be duly executed as of the date first above written.

                                         PLIANT CORPORATION


                                         By:  /s/ Joseph Kwederis
                                             -----------------------------------
                                             Joseph K. Kwederis
                                             Senior Vice President and Chief
                                             Financial Officer


                                         GUARANTORS:


                                         PLIANT CORPORATION INTERNATIONAL
                                         PLIANT FILM PRODUCTS OF MEXICO, INC.
                                         PLIANT SOLUTIONS CORPORATION
                                         UNIPLAST HOLDINGS, INC.
                                         UNIPLAST U.S., INC.



                                         By: /s/ Joseph Kwederis
                                             -----------------------------------
                                             Joseph K. Kwederis
                                             Executive Vice President and Chief
                                             Financial  Officer


                                         PLIANT PACKAGING OF CANADA, LLC



                                         By: /s/ Harold C. Bevis
                                             -----------------------------------
                                             Harold C. Bevis
                                             President


                                         THE BANK OF NEW YORK,
                                         AS TRUSTEE


                                         By: /s/ Jeremy Finkelstein
                                             -----------------------------------
                                             Name:  Jeremy Finkelstein
                                             Title:  Assistant Vice President